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                               SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT is made as of the 10th day of April, 1996, by and between THE CHICAGO DOCK AND CANAL TRUST, an Illinois business trust (the "Trust"), and DAVID R. TINKHAM ("Executive").

     The Trust and Executive previously entered into an Executive Employment Agreement dated as of April 14, 1993 and amended by Amendment dated as of July 19, 1995 (as so amended, the "Employment Agreement") providing for the employment of Executive by the Trust for a term expiring April 30, 1998.

     The Employment Agreement provides for the Trust's payment to Executive of base compensation with an agreed compensation value of not less than $130,000 per annum, payable not less than 80% in cash and not more than 20% in the form of "Base Compensation Options" (as defined therein).

     By resolution adopted by the Trust's Board of Trustees at its meeting held February 13, 1996, the Trust determined that Executive's base compensation shall be adjusted for the fiscal year beginning May 1, 1996.

     NOW, THEREFORE, in consideration of the foregoing and the continued service by Executive for the Trust, the Trust and Executive hereby amend the Employment Agreement as follows:

     1.   Effective May 1, 1996, the Trust shall pay to Executive pursuant to
Section 5(a) of the Employment Agreement base compensation with an agreed compensation value of not less than $160,000 per annum.

     2. For the fiscal year beginning May 1, 1996, the Trust shall pay Executive base compensation with an agreed compensation value of $160,000 per annum as follows: (i) $128,000 cash salary per annum (representing 80% of total annual base compensation); plus (ii) the grant of a Base Compensation Option, granted as of February 13, 1996, to purchase 12,120 shares of beneficial interest in the Trust at a purchase price of $10.56 per share pursuant to the Trust's 1993 Employees' Stock Option Plan (representing 20% of total annual base compensation).

     3. As amended hereby, the Employment Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


THE CHICAGO DOCK AND
 CANAL TRUST

By:  /s/ Charles R. Gardner             By:  /s/ David R. Tinkham
     ------------------------------          ------------------------------
     Charles R. Gardner, President           DAVID R. TINKHAM